UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2017, CECO Environmental Corp. (the “Company”) announced that Jeffrey Lang, the Chief Executive Officer (“CEO”) and President and a director of CECO Environmental, has decided to step down as CEO, President and a member of the Board of Directors as of February 1, 2017. The Board has appointed Dennis Sadlowski, currently a member of the Board, to serve as interim CEO and President while a search process is conducted to identify a permanent CEO. Mr. Lang has agreed to be available to the Company through a transition process.

Mr. Sadlowski, 55, was the Chief Operating Officer of LSG Sky Chefs North America, a provider of food and food-related services for transportation providers, from April 2013 until March 2015. Previously, Mr. Sadlowski served as the Chief Executive Officer of International Battery, an early stage green tech company focused on large format lithium ion batteries for the grid storage markets, from September 2011 until April 2012. From July 2000 to March 2010, Mr. Sadlowski worked in a variety of roles at Siemens AG, a global manufacturer, including serving as the President & Chief Executive Officer of its subsidiary, Siemens Energy & Automation, Inc. Mr. Sadlowski has also previously worked at General Electric and Thomas & Betts. Mr. Sadlowski serves on the board of directors and audit committee of Trojan Battery, a privately-held global leader in deep cycle lead-acid batteries.

Mr. Sadlowski and the Company have established the following compensatory arrangements in connection with his service as interim CEO and President:

•	A base salary of $47,917 per month, with salary for four months of service guaranteed;

•	A discretionary bonus opportunity from 0% to 100% of Mr. Sadlowski’s base salary earned during his term as interim CEO and President, with payout determined by the Company’s Compensation Committee after the end of his interim service based on his individual performance (the minimum target opportunity for this bonus will be equal in value to $191,667, representing 100% of the target bonus that he could earn for four months of interim service, but the final payout percentage will remain subject to performance evaluation by the Compensation Committee);

•	If Mr. Sadlowski is still serving as interim CEO and President at the time of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), he will receive an award of service-based restricted stock units (“RSUs”), with the number of RSUs (which will be settled in shares of Company common stock) subject to such award equal to not less than the number of RSUs received by each of the Company’s non-employee directors under their service-based RSU awards in connection with the 2017 Annual Meeting; and

•	The right to participate in the health insurance and other employee benefit plans made available to employees of the Company under the terms of such plans and to reimbursement of ordinary and necessary business expenses in the course of Mr. Sadlowski’s duties to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP.

By:	/s/ Jason DeZwirek
Name:	Jason DeZwirek
Title:	Chairman of the Board of Directors

Date: January 26, 2017